Exhibit 23.7

                      Consent of Deloitte & Touche, LLP






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                                                               Exhibit 23.7



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Progress Financial Corporation on Form S-1 of our report on the consolidated financial statements of Roxborough-Manayunk Federal Savings Bank and subsidiaries for the years ended December 31, 1994 and 1993 and also on the consolidated financial statements of Roxborough-Manayunk Federal Savings and Loan Association and subsidiaries (Predecessor Association) for the year ended December 31, 1992, dated January 27, 1995, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania

June 27, 1995


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